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                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K)

of Matewan BancShares, Inc. and Subsidiaries of our report dated January 30,

1998, included in the 1997 Annual Report to Shareholders of Matewan BancShares,

Inc. and Subsidiaries.

                                                           /s/ Ernst & Young LLP

Charleston, West Virginia
January 30, 1998